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                                October 9, 2003

Denali  Concrete  Management,  Inc.
300  East  54th  Avenue,  Suite  200
Anchorage,  Alaska  99513

     Re:  Registration  Statement  on  Form  SB-2  (#333-103294)
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Ladies  and  Gentlemen:

     We have acted as counsel to Denali Concrete Management, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") by the Company with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the issuance of 400,000 shares of common stock of the Company (the "Shares").

     In that connection, we have examined executed originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary for the purposes of the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the registration statement, will be validly issued, fully paid and nonassessable.

     This opinion is limited to the matters expressly stated herein. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States and the laws of the State of Nevada. We do not undertake to advise you of any changes in the opinion expressed herein resulting from changes in law, changes in facts or any other matters that might occur or be brought to our attention after the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein.

     It is understood that this opinion may be used in connection with offers and sales of the Shares made during the time when the Registration Statement is in effect.

                                       Very  truly  yours,

                            /S/  BALLARD  SPAHR  ANDREWS  &  INGERSOLL,  LLP
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